SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-A
               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                                 Autoliv, Inc.
             (Exact Name of Registrant as Specified in its Charter)

               Delaware                                51-0378542
           ------------------------                ----------------------
           (State of Incorporation                  (I.R.S. Employer
               or Organization)                      Identification No.)

           World Trade Center,
         Klarabergsviadukten 70,
       S-107 24 Stockholm, Sweden                      Not applicable
       -----------------------------               ----------------------
      (Address of Principal Executive                    (Zip Code)
                    Offices)

          If this Form relates to        If this Form relates to
          the registration of a          the registration of a
          class of debt securities       class of debt securities
          and is effective upon          and is to become effective
          filing pursuant to General     simultaneously with the
          Instruction A(c)(1) please     effectiveness of a
          check the following box.       concurrent registration
          (  )                           statement under the
                                         Securities Act of 1933
                                         pursuant to General
                                         Instruction A(c)(2) please
                                         check the following box.
                                         (   )

     SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

     Title of Each Class               Name of Each Exchange on Which
     to be so Registered               Each Class is to be Registered
     -----------------------           ------------------------------
     Common Stock, par value           The New York Stock Exchange
     $1.00 per share                   Inc.

     SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

                                     None
                               (Title of Class)


     ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE
               REGISTERED.

               The title and a description of the Common Stock being registered hereby is incorporated herein by reference to the information appearing under the caption "Description of Capital Stock of New Autoliv" in the form of Proxy/Prospectus/Exchange Offer included in the Registration Statement on Form S-4 (File No. 333-23813) of Autoliv, Inc. as filed with the Securities and Exchange Commission on March 24, 1997, as it may be amended from time to time.

     ITEM 2.   EXHIBITS.

               All exhibits required pursuant to instruction II to
               Item 2 have been or will be supplied to The New York Stock Exchange, Inc.


                                 SIGNATURE

               Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                        AUTOLIV, INC.

                                        By:  /s/  Jorgen Svensson
                                        Name:   Jorgen Svensson
                                        Title:  Secretary


     Dated:  April 25, 1997